EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
iMergent, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-95205, No. 333-120432, and No. 333-120433 on Form S-8 of iMergent, Inc. of our report dated September 1, 2009 with respect to the consolidated financial statements and financial statement schedule of iMergent, Inc. contained in iMergent, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2009.

/s/ Tanner LC

Salt Lake City, Utah

September 1, 2009